UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

CVB FINANCIAL CORP.
 (Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 2, 2009, CVB Financial Corp., a California corporation (the “Company”), repurchased the remaining 25%, or 32,500 shares (the “Final Repurchase”), of its outstanding Series B Fixed Rate Cumulative Perpetual Preferred Stock (the “Preferred Stock”) issued to the U.S. Treasury pursuant to the Capital Purchase Program established under the Troubled Asset Relief Program. The Company conducted an initial repurchase of 75% of the Preferred Stock on August 26, 2009. The Company paid an aggregate purchase price of $32,576,736.11 for the Final Repurchase, which was equal to an aggregate liquidation preference of $32,500,000 of the repurchased Preferred Stock, plus accrued and unpaid dividends of $76,736.11. The letter agreement between the Company and the U.S. Treasury with respect to the Final Repurchase is attached hereto as Exhibit 10.1 and incorporated herein by reference.

At the time of the Company’s sale of the Preferred Stock to the U.S. Treasury, the Company also issued a related warrant (the “Warrant”) to the U.S. Treasury for the purchase of 1,669,521 shares of the Company’s common stock at an exercise price of $11.68 per share. As a result of the Company’s common stock offering completed on July 27, 2009, the number of shares subject to the Warrant has been reduced by half. The Company has fifteen days from the date of the Final Repurchase to notify the U.S. Treasury whether the Company elects to repurchase the Warrant or deliver a substitute Warrant. At this time, the Company intends to repurchase the Warrant from the U.S. Treasury. The price for the repurchase is subject to negotiation and there can be no assurance that the Warrant will be repurchased.

Item 3.03 Material Modification to Rights of Security Holders.

Upon issuance of the Preferred Stock on December 5, 2008, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration shares of its Common Stock, became subject to restrictions, including dividend restrictions. As a result of the repurchase of the Preferred Stock, the foregoing restrictions and limitations resulting from the issuance of the Preferred Stock were terminated.

Item 8.01 Other Events

On September 2, 2009, the Company issued a press release announcing the consummation of the repurchase of the Preferred Stock as described under Item 1.01. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Letter Agreement between the Company and the U.S. Treasury, dated September 2, 2009.

Exhibit 99.1. Press Release, dated September 2, 2009, announcing the repurchase of the preferred stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 2, 2009	CVB FINANCIAL CORP.
(Registrant)

By: /s/ Edward J. Biebrich, Jr.
Name: Edward J. Biebrich, Jr.
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Letter Agreement between the Company and the U.S. Treasury, dated September 2, 2009.
99.1	Press Release, dated September 2, 2009, announcing the repurchase of the preferred stock.